                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

       We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-17545) pertaining to the 1990 Stock Plan, the Registration Statement (Form S-8 No. 333-98130) pertaining to the 1990 Stock Plan, 1995 Performance Based Stock Option Plan and 1995 New Director Option Plan, the Registration Statement (Form S-8 No. 333-68425) pertaining to the 1997 Nonstatutory Stock Option Plan, and the Registration Statement (Form S-8 No. 333-36756) pertaining to the 1999 Stock Plan of our report dated March 4, 1999, with respect to the Euphonix, Inc. consolidated statements of operations, shareholders' equity and cash flows for the year ended December 31, 1998 included in its Annual Report (Form 10-K/A) as amended, for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

San Jose, California
November 26, 2001